SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
          Exchange Act of 1934 (Amendment No.         )

File by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, For
                                        Use of the Commission
                                        Only (as permitted by
                                        Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

              Maui Land & Pineapple Company, Inc.
        (Name of Registrant as Specified in Its Charter)

________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if Other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction
     applies.
_________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
_________________________________________________________________

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
_________________________________________________________________

(5)  Total fee paid:
_________________________________________________________________

[ ]  Fee paid previously with preliminary materials:
_________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
_________________________________________________________________

(2)  Form, Schedule or Registration Statement no.:
_________________________________________________________________

(3)  Filing Party:
_________________________________________________________________

(4)  Date Filed:
_________________________________________________________________

March 31, 2003







To Our Stockholders:

     At our annual meeting on May 27, 2003, we plan to consider only two matters: The election of two directors for a three-year term and the approval of an auditor.

     We know of no other matters likely to be brought up at the meeting. Your participation is important to the orderly conduct of the Company's business. We urge you to sign and mail your proxy now. If you later decide to attend the meeting, you may then vote in person, if you wish.

For the Board of Directors,



/S/ RICHARD H. CAMERON
Richard H. Cameron
Chairman









               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          May 27, 2003


TO THE STOCKHOLDERS OF MAUI LAND & PINEAPPLE COMPANY, INC.:

     The Annual Meeting of Stockholders of Maui Land & Pineapple
Company, Inc. (the "Company") will be held on Tuesday, May 27,
2003 at 8:30 a.m. in the Corporate Office courtyard, 120 Kane
Street, Kahului, Hawaii, for the following purposes:

1. To elect two Class One Directors to serve for a three-year term or until their successors are elected and qualified;

2. To elect the Auditor of the Company for fiscal year 2003 and thereafter until its successor is duly elected; and

3. To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

     The close of business on March 20, 2003 is the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE
MEETING.  IF YOU ARE UNABLE TO ATTEND IN PERSON, PLEASE SIGN,
DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE
PROVIDED.

     Stockholders are cordially invited to attend the meeting in person.

     Your attention is directed to the Proxy Statement enclosed.

BY ORDER OF THE BOARD OF DIRECTORS,


/S/ ADELE H. SUMIDA
ADELE H. SUMIDA
Secretary

Dated:  March 31, 2003







               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687
                         March 31, 2003

                         PROXY STATEMENT

     This proxy is solicited on behalf of the Board of Directors of Maui Land & Pineapple Company, Inc. (the "Company").

     The person giving the proxy may revoke it at any time before it is voted by delivering to the Company's Secretary a written revocation or a signed proxy card bearing a later date, provided that such revocation or proxy card is actually received by the Secretary before it is used. Shares of the Company's common stock represented by properly executed proxies received by the Company at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If a proxy is signed and no directions are given, shares represented thereby will be voted in favor of electing the Board's nominees for director and in favor of the proposal to elect the Company's auditor. The proxy confers discretionary authority on the persons named therein as to all other matters that may come before the meeting.

     This proxy statement is first being mailed to shareholders on or about March 31, 2003.

               VOTING SECURITIES AND RIGHT TO VOTE

     Holders of record of shares of Common Stock of the Company at the close of business on March 20, 2003 will be entitled to vote at the Annual Meeting of Stockholders to be held on May 27, 2003 and at any and all postponements or adjournments thereof.

     The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote. Shareholders do not have cumulative voting. The number of outstanding shares at the close of business on March 20, 2003 was 7,195,800.

     If a majority of the Company's outstanding shares are represented at the meeting, either in person or by proxy, a quorum will exist for conducting business. Abstentions and broker non-votes will be treated as represented at the meeting for purposes of determining whether a quorum is present.
Election of directors and the auditor will require an affirmative vote of a majority of shares present. Abstentions, but not broker non-votes, will be treated as present at the meeting for these purposes. Therefore, broker non-votes will not affect the outcome of these elections, but abstentions and withheld authority will have the same effect as negative votes.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of March 14, 2003 with respect to all persons and "groups" (as defined in applicable securities laws) known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, other than those listed under "Security Ownership of Management." Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

                                       Number            Percent
     Name and Address                of Shares           of Class

Stephen M. Case Revocable Trust      2,988,581 (1)(2)      41.5%
P. O. Box 9040
McLean, Virginia 22102

Ka Po'e Hana LLC                     2,988,581 (1)         41.5%
1711 N Street, N.W.
Washington, DC 20036

The J. Walter Cameron Family Group   2,413,682 (3)(2)      33.5%
3150 Hoomua Drive
Kihei, Hawaii 96753

Mary C. Sanford                        648,331 (3)          9.0%
3694 Woodlawn Terrace Place
Honolulu, Hawaii 96822

Cameron Family Partnership             399,104 (3)          5.5%
c/o Hirose Kato & Martin
1728 Wili Pa Loop, Suite 200
Wailuku, Hawaii 96793

Maui Land & Pineapple Company, Inc.
  Employee Stock Ownership Trust       386,316 (4)          5.4%
c/o Bank of Hawaii, Trustee
P. O. Box 3170
Honolulu, Hawaii 96802

(1) Ka Po'e Hana LLC has power of attorney over the 2,988,581 shares of Company stock that are owned by the Stephen M. Case Revocable Trust. The power of attorney authorizes Ka Po'e Hana LLC to vote the stock and to sell or otherwise make investment decisions with respect to the stock. Therefore, Ka Po'e Hana LLC may be deemed to beneficially own the shares owned of record and beneficially by the Stephen M. Case Revocable Trust. The President and Chief Executive Officer of Ka Po'e Hana LLC, John
     H. Agee, a director of the Company, has authority to act alone on behalf of the LLC in exercising powers under the power of attorney (see "Security Ownership of Management"). Mr. Agee disclaims beneficial ownership of the 2,988,581 shares of Company stock.

(2) Richard H. Cameron, Claire C. Sanford, Jared B. H. Sanford, Douglas B. Cameron and the Allan G. Sanford Trust (collectively referred to as the "Cameron Family Stockholders") and Stephen M. Case are the parties to a right of first refusal agreement, dated June 25, 1999 (the "RFR Agreement"). Under the RFR Agreement, the Cameron Family Stockholders and the Stephen M. Case Revocable Trust each grant to the other a right of first refusal regarding the shares of the Company's Common Stock that they each hold from time to time, up to the total number of shares held by the other at any such time. According to the Company's records as of February 25, 2003, this mutual right of first refusal applies to 1,050,906 shares owned by each party to the RFR Agreement. Certain transfers for estate planning purposes or to family members or pledges for certain loans are exempt from the terms of the RFR Agreement. The RFR Agreement provides that before selling any shares to a third party, the person must offer to sell them to the other party to the RFR Agreement.

(3) The J. Walter Cameron Family holdings include 648,331 shares owned by Mary C. Sanford; 163,861 shares owned by Claire C. Sanford; 173,240 shares owned by Jared B. H. Sanford; 260,289 shares owned by Richard H. Cameron, his spouse and minor children (including 5,456 shares allocated to his account in the Maui Land & Pineapple Company, Inc. Employee Stock Ownership Plan ["ESOP"]); 310,055 shares owned by Douglas B. Cameron; 156,116 shares owned by the Allan G. Sanford Trust, of which Mary C. Sanford is the trustee; 399,104 shares owned by the Cameron Family Partnership, whose general partners are Mary C. Sanford, Richard H. Cameron, Claire C. Sanford and Frances E. C. Ort; 201,790 shares owned by the J. Walter Cameron Trust, FBO the Sanford Family, of which Mary C. Sanford, Claire C. Sanford and Bank of Hawaii are co-trustees; 50,448 shares owned by the J. Walter Cameron Trust, FBO Richard H. Cameron, of which Richard H. Cameron and Bank of Hawaii are co-trustees; and 50,448 shares owned by the J. Walter Cameron Trust, FBO Douglas B. Cameron of which Douglas B. Cameron and Bank of Hawaii are co-trustees. Voting and investment decisions with respect to shares held by the Cameron Family Partnership generally require approval of a majority of the general partners. However, all of the partnership's general partners must approve dispositions of the Company's shares. Mrs. Ort has disclaimed sole or shared voting power and sole investment power with respect to the shares held by the Cameron Family Partnership.

(4) Gary L. Gifford, President of the Company, and Paul J. Meyer, Douglas R. Schenk and Donald A. Young, Executive Vice Presidents of the Company, and J. Susan Corley, Vice President of the Company, are members of the Administrative Committee of the Company's ESOP, which was adopted by the Company on December 27, 1978. The Administrative Committee directs and authorizes the trustee as to various actions; however, the ESOP requires the trustee to inquire of each plan participant, on a confidential basis, how to vote the shares allocated to the plan participant's individual account with respect to certain matters. The trustee is required to vote shares allocated to participants' accounts for which no instructions are received and to vote any shares not then allocated to participants' accounts in the same proportions as the aggregate shares allocated to participants' accounts are voted pursuant to participants' instructions.



Security Ownership of Management

     The following table sets forth information as of March 14, 2003 with respect to the Company's voting Common Stock beneficially owned by directors, nominees, the Company's Chief Executive Officer and four other most highly compensated officers ("Named Executive Officers") and by all directors, nominees and executive officers of the Company as a group (see "Election of Directors" below). Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

                                   Number
                                 of Shares
                                Beneficially          Percent
                                   Owned              of Class

John H. Agee                    2,988,581             (1)41.5%
Richard H. Cameron                709,841             (2) 9.9%
Claire C. Sanford                 764,755             (3)10.6%
Donald A. Young                    11,580             (4)   *
Paul J. Meyer                       8,328             (4)   *
Douglas R. Schenk                   5,993             (4)   *
Gary L. Gifford (5)                 5,050             (4)   *
Randolph G. Moore                   4,000                   *
Robert M. McNatt                      160             (4)   *
David A. Heenan                        --                  --
Fred E. Trotter III                    --                  --
All directors, nominees and
  Named Executive Officers
  as a group (14)               4,102,182                57.0%

  *less than 1%

(1) John H. Agee, as President and Chief Executive Officer of Ka Po'e Hana LLC, may be deemed to beneficially own 2,988,581 shares, which are owned of record by the Stephen M. Case Revocable Trust (see Note (1) under "Security Ownership of Certain Beneficial Owners"). Mr. Agee is a Class Three Director (see "Election of Directors" below).

(2) Richard H. Cameron owns of record 247,633 shares and may be deemed to own beneficially 709,841 shares. Included are 5,456 shares allocated to him as a participant in the Company's ESOP (see Note (4) under "Security Ownership of Certain Beneficial Owners"); 7,200 shares owned by his spouse and minor children; 399,104 shares owned by the Cameron Family Partnership (see Note (3) under "Security Ownership of Certain Beneficial Owners"), which also may be deemed to be owned by Claire C. Sanford (see Note (3) below); and 50,448 shares owned by the J. Walter Cameron Trust, FBO Richard H. Cameron (see Note (3) under "Security Ownership of Certain Beneficial Owners"). Mr. Cameron has sole voting and investment power with respect to 252,433 shares, and shared voting and investment power with respect to 457,408 shares. Mr. Cameron is a Class Three Director (see "Election of Directors" below).

(3) Claire C. Sanford owns of record 163,861 shares and may be deemed to own beneficially 764,755 shares. Included are 399,104 shares owned by the Cameron Family Partnership (see Note (3) under "Security Ownership of Certain Beneficial Owners"), which also may be deemed to be owned beneficially by Richard H. Cameron (see Note (2) above); and 201,790 shares owned by the J. Walter Cameron Trust, FBO the Sanford Family (see Note
     (3) under "Security Ownership of Certain Beneficial Owners"). Ms. Sanford has sole voting and investment power with respect to 163,861 shares, and shared voting and investment power with respect to 600,894 shares. Ms. Sanford is a Class Two Director (see "Election of Directors" below).

(4)  Primarily represent shares allocated to the Named Executive
     Officers as participants in the Company's ESOP (see Note (4) under "Security Ownership of Certain Beneficial Owners").

(5) Mr. Gifford has announced his retirement effective May 27, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company's knowledge, based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon written representations regarding all reportable transactions, the Company did not identify any such required report that was not timely filed.

                      ELECTION OF DIRECTORS

     The Bylaws provide for three classes of directors consisting of two members in each class with each class holding office for three years. The first class consists of the two directors whose term of office expires in 2003 ("Class One Directors"). The second class consists of the two directors whose term of office expires in 2004 ("Class Two Directors"). The third class consists of the two directors whose term of office expires in 2005 ("Class Three Directors").

     The Board recommends the election of the nominees listed below as Class One Directors to hold office for three years, until 2006, or until their successors are elected and qualified. If at the time of the 2003 Annual Meeting of stockholders any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes. The Board has no reason to believe that any substitute nominee or nominees will be required.

     The Board's proxy holders will, if so authorized, vote their proxies for the nominees for Class One Directors.

     Under the Company's Bylaws, no person is eligible to be elected as a director who has attained his or her 70th birthday at the time of election, but the directors may create exceptions to this requirement by resolution. At the Company's March 3, 2003 Board of Directors meeting, the Company's Board of Directors passed a resolution to waive the age restriction with regard to Fred E. Trotter III for the three-year term that begins in 2003.

     The Company's Bylaws permit the Board of Directors to appoint Directors Emeritus. In March 2001, Daniel H. Case resigned his seat on the Board as a Class Three Director and was appointed a Director Emeritus. The remaining Board members, in accordance with the Bylaws, appointed John H. Agee to fill Daniel
H. Case's vacant seat. In March 1999, Mary C. Sanford was appointed a Director Emeritus in recognition of her many years of dedicated service. Directors Emeritus are eligible to attend all meetings of the Board of Directors, but are not eligible to vote and are not counted as part of the quorum at any such meeting.

     The following section indicates the principal occupation or employment of each director and nominee, his or her positions with the Company and other information, and the year first elected as a director.

Class One Directors-Term expires in 2003:

Randolph G. Moore     Teacher with the State of Hawaii,
(age 64)              Department of Education, 2001 to present.
                      He was Chief Executive Officer of Kaneohe
                      Ranch, a manager of family trusts in Kailua, Hawaii and Executive Vice President of the
                      H.K.L. Castle Foundation, a charitable
                      family foundation in Kailua, Hawaii from 1989 to 2001. Mr. Moore has extensive experience in property management and development in Hawaii. Mr. Moore was President of Molokai Ranch Ltd., a real estate management and development company in Maunaloa, Hawaii from 1986 to 1989.
                      Mr. Moore serves on the boards of the
                      privately held companies, Hawaii
                      Stevedores, Inc., Koga Engineering &
                      Construction, Inc., Haleakala Ranch
                      Company and Grove Farm Company, Inc. He is Chairman of the Board of Trustees of the Land Use Research Foundation. Mr.
                      Moore serves on the boards of a number of community organizations. He has been a director of the Company since 1994.

Fred E. Trotter III   President of F. E. Trotter Inc., a
(age 72)              business consulting firm in Honolulu,
                      Hawaii, 1991 to present.  He was a
                      Trustee of The Estate of James Campbell, a private trust, in Honolulu, Hawaii, from 1970 to 1991. Mr. Trotter is a Director of Longs Drug Stores Corp. and
                      Haleakala Ranch Company (privately held).
                      He is a member of the Executive Committee of JAIC-Shinrai Venture Capital,
                      Investment, Ltd., a Japanese limited
                      partnership.  Mr. Trotter serves on the
                      boards of the Kahuku Community Hospital, The Aloha Council Boy Scouts of America and various other community organizations.
                      Mr. Trotter has extensive experience in
                      agribusiness and property management in
                      Hawaii.  He has been a director of the
                      Company since 1992.

Class Two Directors-Term expires in 2004:

David A. Heenan       Trustee of The Estate of James Campbell, a
(age 63)              private trust in Honolulu, Hawaii, 1995 to
                      present.  He was President and Chief
                      Executive Officer of Theo. H. Davies & Co.,
                      Ltd., the North American holding company for the Hong Kong-based Jardine Matheson from 1982 to 1995. Mr. Heenan is a Director of Aloha Airlines (privately held) and Bank of Hawaii Corporation. Mr. Heenan has been a director of the Company since
                      1999 and effective May 27, 2003, he will be Chairman of the Board of Maui Land &
                      Pineapple Company, Inc.

Claire C. Sanford     Co-owner of Top Dog Studio, a jewelry and
(age 44)              metal sculpture business in Gloucester,
                      Massachusetts, 1986 to present. She is a part-time instructor at the Massachusetts
                      College of Art. Ms. Sanford has served on one or more of the Company's subsidiary boards since 1987 and has been a director of the Company since 1999. Mary C.
                      Sanford, a Director Emeritus, is the
                      mother of Ms. Sanford and Director Richard
                      H. Cameron is a cousin of Ms. Sanford.

Class Three Directors- Nominees to be elected in 2005:

Richard H. Cameron    Assistant Manager of Waldenbooks, a retail
(age 48)              store in Kihei, Hawaii, 2002 to present.
                      Mr. Cameron has been Chairman of the Board of Maui Land & Pineapple Company, Inc. and a private investor in Kihei, Hawaii since
                      1999. Mr. Cameron resigned as Chairman of the Board effective May 27, 2003. He was the Publisher of Maui Publishing Company,
                      Ltd., a newspaper publishing company in
                      Wailuku, Hawaii, from 1995 to 2000.  Mr.
                      Cameron was Vice President/Property
                      Management of Maui Land & Pineapple
                      Company, Inc. from 1990 to 1995.  Mr.
                      Cameron serves on the boards of the
                      privately held companies, Haleakala Ranch
                      Company and Triple C Investment Corp. He has been a director of the Company since
                      1984.  Mary C. Sanford, a Director
                      Emeritus, is the aunt of Mr. Cameron and Director Claire C. Sanford is a cousin of Mr. Cameron.

John H. Agee          President and Chief Executive Officer of
(age 54)              Ka Po'e Hana LLC, a private family
                      investment office, 2000 to present.  He
                      is also Executive Vice President of The
                      Case Foundation, a private foundation in Washington D.C. Mr. Agee was President of Adler Management LLC from 1986 to 2000.
                      Mr. Agee serves on the boards of the
                      privately held companies, Grove Farm
                      Company, Inc. and Acirca, Inc. Mr. Agee serves on the boards of various community organizations. He has been a director of the Company since 2001.

Certain Transactions

     See information regarding Haleakala Ranch Company in
"Compensation Committee Interlocks and Insider Participation."


Directors' Meetings and Committees

     The Board of Directors held four meetings in 2002. It has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee held six meetings and the Compensation Committee held one meeting in 2002. The Board has no Nominating Committee. In 2002, all directors attended at least 75% of the aggregate meetings of the Board and committees on which they serve.

     The Audit Committee serves as an independent check on the reliability of the Company's financial controls and its financial reporting, selects and monitors the independence and performance of its independent auditors and monitors the performance of the Company's internal auditors. Members of the Audit Committee are Randolph G. Moore (chairman), David A. Heenan and Fred E. Trotter
III. All of the Audit Committee members are independent from the Company and its management, as defined by Section 121A of the American Stock Exchange Listing Standards.

     The Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of senior management and directors. Members of the Compensation Committee are Fred E. Trotter III (chairman), John H. Agee, Richard H. Cameron, Daniel H. Case (Director Emeritus), David A. Heenan, Randolph G. Moore, Claire C. Sanford and Mary C. Sanford (Director Emeritus).

     In 2002, directors received attendance fees of $650 for each Board meeting attended. Directors also received an annual fee of $14,500. The Chairman of the Board received an annual fee of $29,000. Directors received attendance fees of $325 for each committee or subcommittee meeting. Directors Emeritus are entitled to expense reimbursements and attendance fees, but do not receive annual retainers.

Audit Committee Report

     The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal accounting controls and the performance of its internal auditors. The Committee selects the independent auditors and monitors their independence and performance. The Committee is composed of three members and operates under a written charter adopted and approved by the Board of Directors. The Board has determined that each Committee member is independent from the Company and its management, as defined by the American Stock Exchange Listing Standards.

     Management is responsible for the preparation and correctness of financial statements and the financial reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and have delivered an unqualified opinion to that effect.

     The Committee reviewed and discussed with management and the independent auditors the Company's quarterly and annual audited financial statements and Forms 10-Q for 2002, the 2002 Annual Report and Form 10-K for the year ended December 31, 2002, prior to their filing. The Committee reviewed the Company's written press releases of earnings prior to issuance. The Committee discussed with the Company's internal auditors the overall scope and plans for their audits and the results of such audits. The Committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations. In October 2002, the Committee reviewed with management the applicable provisions in the Sarbanes-Oxley Act of 2002 and discussed how the Company would proceed to address each of the applicable sections.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, "Communications with Audit Committees," as amended by SAS Nos. 89 and 90. In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, including matters in the written disclosures and letter that were received by the Committee from the independent auditors as required by Independence Standard Board No. 1, "Independence Discussions with Audit Committees," as amended. The Audit Committee also considered the compatibility of the services covered by the financial information systems design and implementation fees and other fees described on page 15 with the Company's principal accountants' independence.

     Based on reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements contained in the Company's 2002 Annual Report be included in the Company's annual report on Form 10-K for the year ended December 31, 2002.

Audit Committee:

     Randolph G. Moore (Chairman)
     David A. Heenan
     Fred E. Trotter III

                     EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table summarizes the cash and non-cash compensation paid by the Company for services rendered during each of the last three years by the Company's Named Executive
Officers.

                   SUMMARY COMPENSATION TABLE

                                     Annual Compensation

                                                          All
    Name and                                             Other
Principal Position         Year    Salary    Bonus    Compensation
                                              (1)         (2)

Gary L. Gifford            2002  $422,295    $   --    $ 3,066
President & Chief          2001   399,411        --      2,148
 Executive Officer         2000   389,917        --      2,054

Paul J. Meyer              2002   264,750        --      2,431
Executive Vice             2001   252,567        --      1,601
 President/Finance         2000   246,958        --      1,544

Douglas R. Schenk          2002   248,683        --      1,445
Executive Vice             2001   235,057        --      1,291
 President/Pineapple       2000   229,317        --      1,092

Donald A. Young            2002   236,667        --      2,431
Executive Vice             2001   223,517      4,032     1,550
 President/Resort          2000   216,983        --      1,459
 & Commercial Property

Robert M. McNatt (3)       2002   166,000        --        986
Vice President/Land        2001   160,906      3,629       428
 Planning & Development    2000   143,567        --        386


(1)  Represents annual incentive award earned for the year.

(2) Amounts represent value of life insurance benefits in accordance with Internal Revenue Service Table PS-58.

(3)  Includes amounts earned prior to May 2001 as Vice
     President/Development of Kapalua Land Company, Ltd.


                 LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth estimates of the possible future payouts to each of the Named Executive Officers under the Company's Long-Term Incentive Plans:

                        Performance  Estimated Future Payouts Under
                        Period Until   Non-Stock Price Based Plan
    Name                   Payout     Threshold  Target   Maximum

Gary L. Gifford        2001 - 2003     $68,800  $137,700  $206,500
                       2002 - 2004      71,500   143,100   214,600
Paul J. Meyer          2001 - 2003      31,000    62,200    93,200
                       2002 - 2004      32,300    64,600    96,900
Douglas R. Schenk      2001 - 2003      28,900    57,800    86,700
                       2002 - 2004      30,100    60,100    90,200
Donald A. Young        2001 - 2003      27,300    54,700    82,100
                       2002 - 2004      28,600    57,200    85,900
Robert M. McNatt       2001 - 2003      10,300    20,700    31,000
                       2002 - 2004      12,000    24,000    36,000

     The goals for the performance cycles beginning in 2001 and 2002 are based on cumulative cash flow from operating activities for the three years ended December 31, 2003 and 2004, respectively, and a targeted return on equity for the three-year period. The Company's financial performance must meet the threshold for both goals to initiate a payout.

Pension Plan

     The following table shows the estimated annual retirement benefit to employees in specified compensation and years of service classifications under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees and the Company's Supplemental Executive Retirement Plan ("SERP"):

  ESTIMATED ANNUAL BENEFIT FROM QUALIFIED DEFINED BENEFIT PLAN
           AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


 Final
 5-Year                 Years of Service at Age 65
Average
 Annual
 Salary         15        20        25        30        35

$100,000     $19,202   $25,603   $32,004   $38,405   $42,672
 125,000      24,827    33,103    41,379    49,655    55,172
 150,000      30,452    40,603    50,754    60,905    67,672
 175,000      36,077    48,103    60,129    72,155    80,172
 200,000      41,702    55,603    69,504    83,405    92,672
 225,000      47,327    63,103    78,879    94,655   105,172
 250,000      52,952    70,603    88,254   105,905   117,672
 275,000      58,577    78,103    97,629   117,155   130,172
 300,000      64,202    85,603   107,004   128,405   142,672
 325,000      69,827    93,103   116,379   139,655   155,172
 350,000      75,452   100,603   125,754   150,905   167,672
 375,000      81,077   108,103   135,129   162,155   180,172
 400,000      86,702   115,603   144,504   173,405   192,672
 425,000      92,327   123,103   153,879   184,655   205,172
 450,000      97,952   130,603   163,254   195,905   217,672
 475,000     103,577   138,103   172,629   207,155   230,172

     Compensation covered by the qualified pension plan and the SERP is base salary. Retirement benefits are computed based on each participant's years of service, year of birth, earnings and retirement date and are not subject to any deduction for social security or other offset amounts. Normal retirement age for participants is 65 with provisions for retirement as early as 55 and after age 65. Benefits are payable as a qualified joint and survivor annuity with options for benefits in other annuity forms. Vesting is 100% after five years of service. When the benefits of an employee under the pension plan are reduced because of the maximum annual benefit limitation ($160,000 in 2002) or the maximum compensation limitation ($200,000 in 2002), the SERP provides a benefit to make up the difference. Effective January 1, 2000, the SERP will provide additional pension benefits for Messrs. Gifford, Meyer, Schenk and Young such that at age 65, pension benefits will approximate 60% of their final 5-year average earnings. At December 31, 2002, the Named Executive Officers were credited with approximately the following years of service for pension computation purposes: Gifford -14.3; Meyer -17.8; Schenk -25.3; Young -23.5; McNatt -6.0.

Executive Severance Plan

     An Executive Severance Plan covers the Company's executive officers. Payments under the Executive Severance Plan will be made to an executive officer who is terminated from employment as a result of a restructured or downsized operation; discontinuance of certain business activities; or elimination of a position with no comparable position within the Company being offered to the executive. The amount of the severance payment is twelve months of base salary for vice presidents and one month's base salary for each year of service with a minimum of twelve months and a maximum of eighteen months for the chief executive officer and executive vice presidents. This payment will be made on the regular payroll schedule for the number of months that the executive is eligible to receive payment. If an incentive plan is in effect, the executive also will receive a pro-rated annual incentive plan payment earned during the year in which separation from employment occurred in accordance with the terms of such plan. During the period that the executive is eligible to receive severance payments, the Company will provide health care benefits with the same coverage and same employer contributions as the executive was receiving before termination of employment.

Change-In-Control Agreements

     Change-in-Control Agreements dated, March 1999 (the "Agreements"), cover Named Executive Officers, Messrs. Gifford, Meyer, Schenk and Young. Any payments under the Agreements would be in lieu of any payments under the Executive Severance Plan. The Agreements with the executive officer provide that a "change-in-control" means one or more of the following occurrences with respect to the Company or a Subsidiary:
    ~any person or group who is not on the date of the Agreements a beneficial owner of 25% or more of the voting shares of the Company or a Subsidiary becomes the beneficial owner of 25% or more of the total number of voting shares of that entity;
    ~any person or group who is not on the date of the Agreements the beneficial owner of 50% or more of the shares of the Company or a Subsidiary becomes the beneficial owner of 50% or more of the total number of voting shares of that entity;
    ~the persons who were directors of the Company or a Subsidiary before a cash tender or exchange offer, merger or other business combination, sale of assets or contested election cease to constitute a majority of the Board of Directors of that entity or a successor thereto;
    ~a merger or consolidation of the entity occurs in which the survivor is neither the Company nor a direct or indirect wholly owned subsidiary of the Company;
    ~a sale, transfer or other disposition of all or substantially all (as defined) of the assets of the Company or Subsidiary; and, in addition, in the case of a Subsidiary, a disposition of 50% or more of such Subsidiary's outstanding voting securities; or
    ~a spin-off, split-off, split-up or similar divisive reorganization affecting the Company and/or its Subsidiaries. "Subsidiary" means Maui Pineapple Company, Ltd. and Kapalua Land Company, Ltd.

     The Agreements with the executive officer entitle the executive to severance payments if a change-in-control occurs and within 36 months thereafter the executive's employment terminates involuntarily without just cause (as defined) or the executive voluntarily terminates employment for good reason (as defined).

     Severance payments include:
    ~a lump sum cash payment of 2.99 times the executive's annual base salary in effect on the effective date of termination (or, if greater, in effect ninety days prior to the change-in-control);
    ~a payout under the Company's annual incentive plan (if any), in accordance with the terms of such plan;
    ~a continuation of all welfare benefits at normal employee cost for three full years from the effective date of termination;
    ~special retirement benefits equal to the retirement benefit that the executive would have received under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees, the Supplemental Executive Retirement Plan and Executive Supplemental Insurance Plan/Executive Deferred Compensation Plan, or any successor plans or arrangements to such plans, had the executive's employment continued for 36 months following the executive's effective date of termination; and
    ~standard outplacement services as selected by the executive for a period of up to 36 months from the effective date of termination.

     The Agreements provide that if any portion of the severance payment or payment under any other agreement or plan of the Company would constitute an "excess parachute payment," then the payment to the executive will be reduced if such reduction results in an increase in the executive's net benefit. If it is ultimately determined pursuant to a final determination by the Internal Revenue Service that any portion of the severance payment is a "parachute payment" subject to excise tax, which was not contemplated to be a "parachute payment" at the time of payment, the executive will be entitled to a lump sum cash payment sufficient to place the executive in the same net after tax position that would have existed if such payment had not been subject to the excise tax.

     Mr. Gifford's retirement effective May 27, 2003, does not trigger severance payments under his Change-in-Control Agreement.
As of the date of printing of this proxy statement, an agreement has not been reached as to the compensation arrangements attendant to Mr. Gifford's retirement.

Report of Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors is composed entirely of directors who are not members of the Company's management. The Board of Directors has charged the Committee with the responsibility of administering the Company's executive compensation program. The Committee is assisted from time to time by independent management consultants who advise the Committee on compensation matters.

     The Committee's philosophy with regard to executive compensation is to attract, retain and reward the level of expertise needed to achieve the Company's business objectives. The Committee believes that compensation should emphasize performance-based variable pay plans rather than base salary. While base salary is an important part of the compensation program, the Committee would like the Company to manage base salaries with the objective of maintaining relatively low fixed cost levels as the Company shifts reward opportunity into variable pay plans.

     Base salaries are determined based on midpoint salary information provided by an independent management consultant with reevaluations as conditions warrant. In March 2002, the Committee approved increases averaging 4.7% in the base salary midpoints for the executive officers. The Company's salary system seeks to establish salaries that are within 80% to 120% of the midpoint guidelines, based on experience, knowledge of the position and performance level. Midpoint information is derived from a group of U.S. industrial organizations that are similar in size, scope and complexity to the Company. This group is different from the S&P 600 Food Products referred to in the Shareholder Return Performance Graph on page 14.

     In February 2002, a subcommittee of the Committee, consisting of Messrs. Trotter, Cameron and Moore, reviewed the performance of the CEO in relation to the financial and non-financial objectives set early in the year. The Committee approved a base salary adjustment for the CEO based on its qualitative judgment as to his job performance, including the achievement of performance goals and with consideration given to the midpoint salary information. In March 2002, the Committee approved a 4% salary increase for Mr. Gifford.

     In March 2002, the Committee reviewed with the CEO the individual performance of each of the other executive officers and evaluated the CEO's recommendations as to appropriate compensation awards. The CEO recommends base salary adjustments to the Committee based on his qualitative judgment as to overall job performance, salary midpoints, the relationship of the executive's compensation to the midpoint and the Company's overall budget for salaries. In March 2002, the Committee approved increases to the base salaries for these executive officers ranging from 2.9% to 6.3%.

     In March 2002, the Committee approved measures and goals for the 2002 Long- Term Incentive Plan cycle, which covers the executive officers and certain other key employees. The threshold for payout under this plan is based on cumulative cash flow from operating activities for the years 2002 through 2004 and a targeted return on beginning equity for the three-year period. Potential payout percentages under this plan vary, and range from 7.5% to 52.5% of annual salary.

Compensation Committee:

     Fred E. Trotter (Chairman)    David A. Heenan
     John H. Agee                  Randolph G. Moore
     Richard H. Cameron            Mary C. Sanford
     Daniel H. Case                Claire C. Sanford


Shareholder Return Performance Graph

     Set forth below is a graph comparing the cumulative total shareholder return on Maui Land & Pineapple Company, Inc. common stock against the cumulative total return of the S&P Small Cap 600 Index, the S&P 600 Food Products and the S&P 500 Index. The Shareholder Return Performance Graph shown in the immediately preceding year compared the Company to the S&P 500 Index and the S&P 500 Food Group. The S&P 500 Food Group is no longer a published index. Therefore, the Company has chosen to use the S&P Small Cap 600 Index and the S&P 600 Food Products because these include companies of similar capitalization as the Company. The S&P 500 Index is included for comparison purposes.

     SEE APPENDIX FOR GRAPH POINTS


 *$100 invested on December 31, 1997 in common stock of Maui Land
& Pineapple Company, Inc., S&P Small Cap 600 Index, S&P 600 Food
Products and the S&P 500 Index.


Compensation Committee Interlocks and Insider Participation

     Committee member Richard H. Cameron was an executive officer of the Company until his resignation in October 1995.

     The Company currently leases approximately 1,600 acres of grazing land to Haleakala Ranch Company at an annual rent of $16,000. The lease expires on June 30, 2018. In November 2002, the Company's Board of Directors approved the formation of a joint venture with Haleakala Ranch Company to develop and sell approximately 100 acres of land in Upcountry Maui. Richard H. Cameron and Mary C. Sanford are officers, directors and major stockholders of Haleakala Ranch Company. Claire C. Sanford is a major stockholder of Haleakala Ranch. Committee members Fred E. Trotter III and Randolph G. Moore are directors of Haleakala Ranch Company.

     Except for the foregoing, no member of the Compensation Committee during fiscal year 2002 served as an officer, former officer or employee of the Company or any of its subsidiaries, or had a relationship discloseable under "Certain Transactions." Further, during fiscal year 2002, no executive officer of the Company served as a member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of the Company's directors or on its Compensation Committee; or as a director of any other entity, one of whose executive officers served on the Company's Compensation Committee.

                       ELECTION OF AUDITOR

     The firm of Deloitte & Touche LLP, independent certified public accountants, has been the auditor of the Company for many years. The Board of Directors recommends the election of Deloitte & Touche LLP as the auditor of the Company for fiscal year 2003 and thereafter until its successor is duly elected.

     A representative of Deloitte & Touche LLP will be present at the annual meeting of shareholders, will be given an opportunity to make a statement and will be available to respond to questions raised verbally at the meeting or submitted in writing by shareholders.

Aggregate fees billed to the Company by Deloitte & Touche LLC, the Company's principal accounting firm, for the year ended
December 31, 2002 were as follows:

Audit Fees - The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the Company's financial statements included in its Quarterly Reports on Form 10-Q were $244,000.

Financial Information Systems Design and Implementation Fees - The aggregate fees billed for designing and implementing a hardware and software system that aggregates source data underlying the Company's financial statements and generates information that is significant to the Company's financial statements were $654,000.

All Other Fees - The aggregate fees billed for other services were $60,000. This includes audit fees for the Company's defined contribution pension plans and income tax compliance services.


                         OTHER MATTERS

     The Board knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters, and discretionary authority to do so is included in the proxy.


                    SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. The Company may make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxies and proxy material to the beneficial owners of the common stock of the Company and to request authority for the execution of proxies. In such cases, the Company may reimburse such brokerage houses, banks, custodians, nominees and fiduciaries for their expenses in connection therewith. Proxies may be solicited in person or by telephone, mail, facsimile or other electronic means by certain directors and officers of the Company without additional compensation for such services, or by its Transfer Agent, and the cost will be borne by the Company.


            STOCKHOLDER PROPOSALS AND NOMINATIONS

     Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") must be received at the corporate offices of the Company on or before December 2, 2003 in order to be considered for inclusion in the Company's proxy statement and proxy card for the 2004 Annual Meeting.

     The Company's Bylaws contain additional requirements that must be satisfied for any proposal of stockholders made other than under Rule 14a-8 or any nomination by a stockholder of directors to be considered at an annual or special meeting. Compliance with these requirements will entitle the proposing shareholder only to present such proposals or nominations before the meeting, not to have the proposals or nominations included in the Company's proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting by a stockholder unless the stockholder has given timely written notice in proper form of such proposal or nomination to the Chairman of the Board, the President or the Secretary of the Company. Such proposals or nominations may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting.

     Stockholder notices of any proposals or nominations intended to be considered at the 2004 Annual Meeting will be timely only if received at the Company's corporate offices no earlier than December 31, 2003 and no later than January 31, 2004. However, if the 2004 Annual Meeting is called for a date that is not within thirty days before or after May 27, 2004, any such notice will be timely only if it is received no later than the close of business on the tenth day following the date of the Company's first mailing of the notice of the 2004 Annual Meeting or the date of the Company's public disclosure of the date of the 2004 Annual Meeting, whichever is earlier.

     To be in proper written form, a stockholder's notice concerning a proposal to be presented at an annual meeting must set forth as to each matter the stockholder proposes to bring before the annual meeting:
    ~a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
    ~the name and record address of such stockholder;
    ~the number of shares of stock of the Company owned by such stockholder beneficially and of record;
    ~a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and
    ~a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     To be in proper written form, a notice concerning a nomination for election to the Board of Directors must set forth as to each person whom the stockholder proposes to nominate for election as a director:
    ~the name, age, business address and residence address of the person;
    ~the principal occupation or employment of the person;
    ~the number of shares of stock of the Company owned by the person beneficially and of record; and
    ~any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and as to the stockholder giving the notice:
    ~the name and record address of such stockholder;
    ~the number of shares of stock of the Company owned by such stockholder beneficially and of record;
    ~a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;
    ~a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and
    ~any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     In addition, no person will be eligible for election to the class of directors to be elected in the year 2006 and each third year thereafter unless such person is an "independent director" within the meaning of Section 121 of the Listing Standards, Policies and Requirements of the American Stock Exchange LLC (or any successor provision).

     Any notice concerning proposals or nominations sought to be considered at an Annual Meeting should be addressed to the Company's Chairman, President or Secretary at 120 Kane Street, P.O. Box 187, Kahului, Hawaii 96733-6687. The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to stockholder proposals or nominations to be considered at any special meeting) may be obtained by contacting the Company's Secretary at the foregoing address, by telephone at 808-877-3351, facsimile 808-877-1614 or e-mail at mauimlp@maui.net.


         MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

     Owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report and proxy statement will be delivered to multiple security holders sharing an address. This practice, known as "householding," is designed to reduce printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement, he or she may contact the Company's Secretary at P.O. Box 187, Kahului, Hawaii 96733-6687 or by telephone at 808-877-3351 or e-mail at mauimlp@maui.net.



                       PROXY INSTRUCTIONS

     A form of proxy for the Annual Meeting is enclosed. You are requested to sign and return your proxy promptly to make certain your shares will be voted at the meeting. As previously stated, you may revoke your proxy at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. If you attend the meeting, you may vote your shares in person if you so decide.
For your convenience, a self-addressed envelope is enclosed; it requires no postage if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS


/S/ ADELE H. SUMIDA
ADELE H. SUMIDA
Secretary

Kahului, Maui, Hawaii
March 31, 2003







APPENDIX


The graphic image for shareholder return performance found in this document has the following graph points:

                                          S&P
                               S&P        FOOD       S&P
                     ML&P      600      PRODUCTS     500

1997                  100       100       100        100
1998                   79        99       133        129
1999                  153       111        97        156
2000                  210       124       101        141
2001                  213       132       147        125
2002                  141       113       129         97







                              PROXY

               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 KANE STREET, P. O. BOX 187
                KAHULUI, MAUI, HAWAII 96733-6687


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING TO BE HELD MAY 27, 2003


     The undersigned hereby makes, constitutes and appoints GARY
L. GIFFORD, PAUL J. MEYER and ADELE H. SUMIDA and each of them as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. (the "Company") to be held at 8:30 a.m. on Tuesday, May 27, 2003, in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

1. To elect the nominees listed below as Class One Directors to serve for a three-year term or until their successors have been elected and qualified:

     RANDOLPH G. MOORE AND FRED E. TROTTER III

     ______ FOR               ______WITHHOLD AUTHORITY FOR ALL

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:



______________________________________________________________

2. To elect the firm of Deloitte & Touche LLP as the Auditor of the Company for the fiscal year 2003 and thereafter until its successor is duly elected.

     ____ FOR       ____ AGAINST   ____ ABSTAIN

     THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.



Date:________________, 2003

Please sign EXACTLY as name(s) appears at left:

_______________________________________
_______________________________________
_______________________________________


If the proxy is signed by an attorney-in-fact, executor, administrator, trustee or guardian, give full title. PLEASE
DATE, SIGN AND RETURN PROMPTLY.